EXHIBIT 4.4

REGISTRATION RIGHTS AGREEMENT
Dated as of November 17, 2006
Among
HCA INC.,
THE GUARANTORS LISTED ON SCHEDULE I HERETO
and
CITIGROUP GLOBAL MARKETS INC.
BANC OF AMERICA SECURITIES LLC
J.P. MORGAN SECURITIES INC.
and
MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
9 1/8% Senior Secured Notes due 2014
9 1/4% Senior Secured Notes due 2016
9 5/8%/10 3/8% Senior Secured Toggle Notes due 2016

 -i-

REGISTRATION RIGHTS AGREEMENT
          This Registration Rights Agreement (this “Agreement”) is dated as of November 17, 2006, among HCA INC., a Delaware corporation (the “Issuer”), the guarantors listed on Schedule I hereto (the “Guarantors”) and CITIGROUP GLOBAL MARKETS INC., BANC OF AMERICA SECURITIES LLC, J.P. MORGAN SECURITIES INC. and MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED, as representatives (the “Representatives”) of the several initial purchasers (the “Initial Purchasers”) named on Schedule I to the Purchase Agreement (as defined below).
          This Agreement is entered into in connection with the Purchase Agreement, dated as of November 9, 2006 (the “Purchase Agreement”), by and among Hercules Holding II, LLC (“Hercules Holding”) and the Initial Purchasers, which provides for, among other things, the sale by the Issuer to the Initial Purchasers of $1,000,000,000 aggregate principal amount of the Issuer’s 9 1/8% Senior Secured Notes due 2014 (the “2014 Cash-Pay Notes”), $3,200,000,000 aggregate principal amount of the Issuer’s 9 1/4% Senior Secured Notes due 2016 (the “2016 Cash-Pay Notes”) and $1,500,000,000 aggregate principal amount of the Issuer’s 9 5/8%/10 3/8% Senior Secured Toggle Notes due 2016 (the “Toggle Notes” and, together with the 2014 Cash-Pay Notes and the 2016 Cash-Pay Notes, the “Notes”). The Notes are issued under an indenture, dated as of the date hereof (as amended or supplemented from time to time, the “Indenture”), among the Issuer, the Guarantors and The Bank of New York, as trustee (the “Trustee”). Pursuant to the Purchase Agreement and the Indenture, the Guarantors are required to guarantee (collectively, the “Guarantees”) the Issuer’s obligations under the Notes and the Indenture. References to the “Securities” shall mean, collectively, the Notes and, when issued, the Guarantees. In order to induce the Initial Purchasers (including the Market Maker) to enter into the Purchase Agreement, the Issuer has agreed to provide the registration rights set forth in this Agreement for the benefit of the Initial Purchasers and any subsequent holder or holders of the Securities. The execution and delivery of this Agreement is a condition to the Initial Purchasers’ obligations under the Purchase Agreement.
          The parties hereby agree as follows:
     1. Definitions
          As used in this Agreement, the following terms shall have the following meanings:
          2014 Cash-Pay Notes: See the introductory paragraphs hereto.
          2016 Cash-Pay Notes: See the introductory paragraphs hereto.
          Additional Interest: See Section 5(a) hereof.
          Advice: See the last paragraph of Section 6 hereof.
          Agreement: See the introductory paragraphs hereto.
          Applicable Period: See Section 2(b) hereof.
          Business Day: Shall have the meaning ascribed to such term in Rule 14d-1 under the Exchange Act.

          Effectiveness Date: With respect to any Shelf Registration Statement, the 90th day after the Filing Date with respect thereto; provided, however, that if the Effectiveness Date would otherwise fall on a day that is not a Business Day, then the Effectiveness Date shall be the next succeeding Business Day.
          Effectiveness Period: See Section 3(a) hereof.
          Event Date: See Section 5(b) hereof.
          Exchange Act: The Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.
          Exchange Notes: See Section 2(a) hereof.
          Exchange Offer: See Section 2(a) hereof.
          Exchange Offer Registration Statement: See Section 2(a) hereof.
          Exchange Securities: See Section 2(a) hereof.
          Filing Date: The 90th day after the delivery of a Shelf Notice as required pursuant to Section 2(c) hereof; provided, however, that if the Filing Date would otherwise fall on a day that is not a Business Day, then the Filing Date shall be the next succeeding Business Day.
          Guarantees: See the introductory paragraphs hereto.
          Guarantors: See the introductory paragraphs hereto.
          Hercules Holding: See the introductory paragraphs hereof.
          Holder: Any holder of a Registrable Security or Registrable Securities.
          Indenture: See the introductory paragraphs hereto.
          Information: See Section 6(n) hereof.
          Initial Purchasers: See the introductory paragraphs hereto.
          Initial Shelf Registration: See Section 3(a) hereof.
          Inspectors: See Section 6(n) hereof.
          Issue Date: November 17, 2006, the date of original issuance of the Notes.
          Issuer: See the introductory paragraphs hereto.
          Market-Maker: See Section 4(a) hereof.

          Market-Making Registration: See Section 4(a)(i) hereof.
          Market-Making Registration Statement: See Section 4(a)(i) hereof.
          NASD: See Section 6(r) hereof.
          New Guarantees: See Section 2(a) hereof.
          Notes: See the introductory paragraphs hereto.
          Participant: See Section 8(a) hereof.
          Participating Broker-Dealer: See Section 2(b) hereof.
          Person: An individual, trustee, corporation, partnership, limited liability company, joint stock company, trust, unincorporated association, union, business association, firm or other legal entity.
          Private Exchange: See Section 2(b) hereof.
          Private Exchange Notes: See Section 2(b) hereof.
          Prospectus: The prospectus included in any Registration Statement (including, without limitation, any prospectus subject to completion and a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A under the Securities Act and any term sheet filed pursuant to Rule 433 under the Securities Act), as amended or supplemented by any prospectus supplement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all materials incorporated by reference or deemed to be incorporated by reference in such Prospectus.
          Purchase Agreement: See the introductory paragraphs hereof.
          Records: See Section 6(n) hereof.
          Registrable Securities: Each Security upon its original issuance and at all times subsequent thereto, each Exchange Security as to which Section 2(c)(iv) hereof is applicable upon original issuance and at all times subsequent thereto and each Private Exchange Note (and the related Guarantees) upon original issuance thereof and at all times subsequent thereto, until, in each case, the earliest to occur of (i) a Registration Statement (other than, with respect to any Exchange Securities as to which Section 2(c)(iv) hereof is applicable, the Exchange Offer Registration Statement) covering such Security, Exchange Security or Private Exchange Note (and the related Guarantees) has been declared effective by the SEC and such Security, Exchange Security or such Private Exchange Note (and the related Guarantees), as the case may be, has been disposed of in accordance with such effective Registration Statement, (ii) such Security has been exchanged pursuant to the Exchange Offer for an Exchange Security or Exchange Securities that may be resold without restriction under state and federal securities laws, (iii) such Security, Exchange Security or Private Exchange Note (and the related Guarantees), as the case may be, ceases to be outstanding for purposes of the Indenture or (iv) such Security, Exchange Security or Private Exchange Note (and the related Guarantees), as the case may be, may be resold without restriction pursuant to Rule 144(k) (as amended or replaced).

          Registration Statement: Any registration statement of the Issuer that covers any of the Securities, the Exchange Securities or the Private Exchange Notes (and the related Guarantees) filed with the SEC under the Securities Act, including, in each case, the Prospectus, amendments and supplements to such registration statement, including post-effective amendments, all exhibits, and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.
          Representatives: See the introductory paragraphs hereof.
          Rule 144: Rule 144 (as amended or replaced) under the Securities Act.
          Rule 144A: Rule 144A (as amended or replaced) under the Securities Act.
          Rule 144(k): Rule 144(k) (as amended or replaced) under the Securities Act.
          Rule 405: Rule 405 (as amended or replaced) under the Securities Act.
          Rule 415: Rule 415 (as amended or replaced) under the Securities Act.
          Rule 424: Rule 424 (as amended or replaced)under the Securities Act.
          SEC: The U.S. Securities and Exchange Commission.
          Securities: See the introductory paragraphs hereto.
          Securities Act: The Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.
          Shelf Notice: See Section 2(c) hereof.
          Shelf Registration: See Section 3(b) hereof.
          Shelf Registration Statement: Any Registration Statement relating to a Shelf Registration.
          Shelf Suspension Period: See Section 3(a) hereof.
          Subsequent Shelf Registration: See Section 3(b) hereof.
          TIA: The Trust Indenture Act of 1939, as amended.
          Toggle Notes: See the introductory paragraphs hereto.
          Trustee: The trustee under the Indenture and the trustee under any indenture (if different) governing the Exchange Securities and Private Exchange Notes (and the related Guarantees).
          Underwritten registration or underwritten offering: A registration in which securities of the Issuer is sold to an underwriter for reoffering to the public.

          Except as otherwise specifically provided, all references in this Agreement to acts, laws, statutes, rules, regulations, releases, forms, no-action letters and other regulatory requirements (collectively, “Regulatory Requirements”) shall be deemed to refer also to any amendments thereto and all subsequent Regulatory Requirements adopted as a replacement thereto having substantially the same effect therewith; provided that Rule 144 shall not be deemed to amend or replace Rule 144A.
     2. Exchange Offer
          (a) Unless the Exchange Offer would violate applicable law or any applicable interpretation of the staff of the SEC, the Issuer shall use its reasonable best efforts to file with the SEC a Registration Statement (the “Exchange Offer Registration Statement”) on an appropriate registration form with respect to a registered offer (the “Exchange Offer”) to exchange any and all of the Registrable Securities for a like aggregate principal amount of debt securities of the Issuer (the “Exchange Notes”), guaranteed, to the extent applicable, on an senior secured basis by the Guarantors (the “New Guarantees” and, together with the Exchange Notes, the “Exchange Securities”), that are identical in all material respects to the 2014 Cash Pay Notes, 2016 Cash Pay Notes or Toggle Notes, as applicable, except that (i) the Exchange Notes shall contain no restrictive legend thereon, (ii) interest thereon shall accrue from the last date on which interest was paid on such Notes or, if no such interest has been paid, from the Issue Date and (iii) the Exchange Securities shall be entitled to the benefits of the Indenture or a trust indenture which is identical in all material respects to the Indenture (other than such changes to the Indenture or any such identical trust indenture as are necessary to comply with the TIA) and which, in either case, has been qualified under the TIA. The Exchange Offer shall comply with all applicable tender offer rules and regulations under the Exchange Act and other applicable laws. The Issuer shall use its reasonable best efforts to (x) prepare and file with the SEC the Exchange Offer Registration Statement with respect to the Exchange Offer; (y) keep the Exchange Offer open for at least 20 Business Days (or longer if required by applicable law) after the date that notice of the Exchange Offer is mailed to Holders; and (z) consummate the Exchange Offer on or prior to the 360th day following the Issue Date.
          Each Holder (including, without limitation, each Participating Broker-Dealer) that participates in the Exchange Offer, as a condition to participation in the Exchange Offer, will be required to represent to the Issuer in writing (which may be contained in the applicable letter of transmittal) that: (i) any Exchange Securities acquired in exchange for Registrable Securities tendered are being acquired in the ordinary course of business of the Person receiving such Exchange Securities, whether or not such recipient is such Holder itself; (ii) at the time of the commencement or consummation of the Exchange Offer neither such Holder nor, to the actual knowledge of such Holder, any other Person receiving Exchange Securities from such Holder has an arrangement or understanding with any Person to participate in the distribution (within the meaning of the Securities Act) of the Exchange Securities in violation of the Securities Act; (iii) neither the Holder nor, to the actual knowledge of such Holder, any other Person receiving Exchange Securities from such Holder is an “affiliate” (as defined in Rule 405) of the Issuer or, if it is an affiliate of the Issuer, it will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable and will provide information to be included in the Shelf Registration Statement in accordance with Section 6 hereof in order to have their Securities included in the Shelf Registration Statement and benefit from the provisions regarding Additional Interest in Section 5 hereof; (iv) if such Holder is not a broker-dealer, neither such Holder nor, to the actual knowledge of such Holder, any other Person receiving Exchange Securities from such Holder is engaging or intends to engage in a distribution of the Exchange Securities; and (v) if such Holder is a Participating Broker-Dealer, such Holder has acquired the Registrable Securities for its own account in exchange for Securities that were acquired as a result of market-making activities or other trading activities and that it will comply with the applicable provisions of the Securities Act (including, but not limited to, the prospectus delivery requirements thereunder).
          Upon consummation of the Exchange Offer in accordance with this Section 2, the provisions of this Agreement shall continue to apply, mutatis mutandis, solely with respect to Registrable Securities that are Private Exchange Notes (and the related Guarantees), Exchange Securities as to which Section 2(c)(iv) is applicable and Exchange Securities held by the Market-Maker and Participating Broker-Dealers, and the Issuer shall have no further obligation to register Registrable Securities (other than Private Exchange Notes (and the related Guarantees) and Exchange Securities as to which clause 2(c)(iv) hereof applies) pursuant to Section 3 hereof.
          No securities other than the Exchange Securities shall be included in the Exchange Offer Registration Statement.
          (b) The Issuer shall include within the Prospectus contained in the Exchange Offer Registration Statement a section entitled “Plan of Distribution,” which shall contain a summary statement of the positions taken or policies made by the staff of the SEC with respect to the potential “underwriter” status of any broker-dealer that is the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act) of Exchange Notes received by such broker-dealer in the Exchange Offer (a “Participating Broker-Dealer”), whether such positions or policies have been publicly disseminated by the staff of the SEC or such positions or policies represent the prevailing views of the staff of the SEC. Such “Plan of Distribution” section shall also expressly permit, to the extent permitted by applicable policies and regulations of the SEC, the use of the Prospectus by all Participating Broker-Dealers, and include a statement describing the means by which Participating Broker-Dealers may resell the Exchange Securities in compliance with the Securities Act.
          The Issuer shall use its reasonable best efforts to keep the Exchange Offer Registration Statement effective and to amend and supplement the Prospectus contained therein in order to permit such Prospectus to be lawfully delivered by all Persons subject to the prospectus delivery requirements of the Securities Act for such period of time as is necessary to comply with applicable law in connection with any resale of the Exchange Securities; provided, however, that such period shall not be required to exceed 90 days, or such longer period if extended pursuant to the last paragraph of Section 6 hereof (the “Applicable Period”).
          If, prior to consummation of the Exchange Offer, the Initial Purchasers hold any Notes acquired by them that have the status of an unsold allotment in the initial distribution, the Issuer, upon the request of the Initial Purchasers, shall simultaneously with the delivery of the Exchange Notes issue and deliver to the Initial Purchasers, in exchange (the “Private Exchange”) for such Notes held by any such Holder, a like principal amount of notes (the “Private Exchange Notes”) of the Issuer, guaranteed by the Guarantors, that are identical in all material respects to the Exchange Notes except for the placement of a restrictive legend on such Private Exchange Notes. The Private Exchange Notes shall be issued pursuant to the same indenture as the Exchange Notes and bear the same CUSIP number as the Exchange Notes if permitted by the CUSIP Service Bureau.

          In connection with the Exchange Offer, the Issuer shall:
     (1) mail, or cause to be mailed, to each Holder of record entitled to participate in the Exchange Offer a copy of the Prospectus forming part of the Exchange Offer Registration Statement, together with an appropriate letter of transmittal and related documents;
     (2) use their respective reasonable best efforts to keep the Exchange Offer open for not less than 20 Business Days from the date that notice of the Exchange Offer is mailed to Holders (or longer if required by applicable law);
     (3) utilize the services of a depositary for the Exchange Offer with an address in the Borough of Manhattan, The City of New York or in Wilmington, Delaware;
     (4) permit Holders to withdraw tendered Notes at any time prior to the close of business, New York time, on the last Business Day on which the Exchange Offer remains open; and
     (5) otherwise comply in all material respects with all laws, rules and regulations applicable to the Exchange Offer.
          As soon as practicable after the close of the Exchange Offer and any Private Exchange, the Issuer shall:
     (1) accept for exchange all Registrable Securities validly tendered and not validly withdrawn pursuant to the Exchange Offer and any Private Exchange;
     (2) deliver to the Trustee for cancellation all Registrable Securities so accepted for exchange; and
     (3) cause the Trustee to authenticate and deliver promptly to each Holder of Notes, Exchange Notes or Private Exchange Notes, as the case may be, equal in principal amount to the Notes of such Holder so accepted for exchange; provided that, in the case of any Notes held in global form by a depositary, authentication and delivery to such depositary of one or more replacement Notes in global form in an equivalent principal amount thereto for the account of such Holders in accordance with the Indenture shall satisfy such authentication and delivery requirement.
          The Exchange Offer and the Private Exchange shall not be subject to any conditions, other than that (i) the Exchange Offer or Private Exchange, as the case may be, does not violate applicable law or any applicable interpretation of the staff of the SEC; (ii) no action or proceeding shall have been instituted or threatened in any court or by any governmental agency which might materially impair the ability of the Issuer to proceed with the Exchange Offer or the Private Exchange, and no material adverse development shall have occurred in any existing action or proceeding with respect to the Issuer; and (iii) all governmental approvals shall have been obtained, which approvals the Issuer deems necessary for the consummation of the Exchange Offer or Private Exchange.
          The Exchange Securities and the Private Exchange Notes (and related guarantees) shall be issued under (i) the Indenture or (ii) an indenture identical in all material respects to the Indenture and which, in either case, has been qualified under the TIA or is exempt from such qualification and shall provide that the Exchange Securities shall not be subject to the transfer restrictions set forth in the Indenture. The Indenture or such indenture shall provide that the Exchange Notes, the Private Exchange Notes and the Notes shall vote and consent together on all matters as one class and that none of the Exchange Notes, the Private Exchange Notes or the Notes will have the right to vote or consent as a separate class on any matter.
          (c) If, (i) because of any change in law or in currently prevailing interpretations of the staff of the SEC, the Issuer is not permitted to effect the Exchange Offer, (ii) the Exchange Offer is not consummated within 360 days of the Issue Date, (iii) any holder of Private Exchange Notes so requests in writing to the Issuer at any time within 30 days after the consummation of the Exchange Offer, or (iv) in the case of any Holder that participates in the Exchange Offer, such Holder does not receive Exchange Securities on the date of the exchange that may be sold without restriction under state and federal securities laws (other than due solely to the status of such Holder as an affiliate of the Issuer within the meaning of the Securities Act) and so notifies the Issuer within 30 days after such Holder first becomes aware of such restrictions, then, in the case of each of clauses (i) through (iv) of this sentence, the Issuer shall promptly deliver to the Trustee (to deliver to the Holders) written notice thereof (the “Shelf Notice”) and shall file a Shelf Registration pursuant to Section 3 hereof.
     3. Shelf Registration
          If at any time a Shelf Notice is delivered as contemplated by Section 2(c) hereof, then:
          (a) Shelf Registration. The Issuer shall promptly file with the SEC a Registration Statement for an offering to be made on a continuous basis pursuant to Rule 415 covering all of the Registrable Securities (the “Initial Shelf Registration”). The Issuer shall use its reasonable best efforts to file with the SEC the Initial Shelf Registration on or prior to the Filing Date. The Initial Shelf Registration shall be on Form S-1 or another appropriate form permitting registration of such Registrable Securities for resale by Holders in the manner or manners designated by them (including, without limitation, one or more underwritten offerings). The Issuer shall not permit any securities other than the Registrable Securities and the Guarantees to be included in the Initial Shelf Registration or any Subsequent Shelf Registration (as defined below).
          The Issuer shall use its respective reasonable best efforts to cause the Shelf Registration to be declared effective under the Securities Act on or prior to the Effectiveness Date and to keep the Initial Shelf Registration continuously effective under the Securities Act until the earliest of (i) the date that is two years from the Issue Date, (ii) such shorter period ending when all Registrable Securities covered by the Initial Shelf Registration have been sold in the manner set forth and as contemplated in the Initial Shelf Registration or, if applicable, a Subsequent Shelf Registration or (iii) the date upon which all Registrable Securities become eligible for resale without regard to volume, manner of sale or other restrictions contained in Rule 144(k) (the “Effectiveness Period”); provided, however, that the Effectiveness Period in respect of the Initial Shelf Registration shall be extended to the extent required to permit dealers to comply with the applicable prospectus delivery requirements of Rule 174 under the Securities Act and as otherwise provided herein. Notwithstanding anything to the contrary in this Agreement, at any time, the Issuer may delay the filing of any Initial Shelf Registration Statement or delay or suspend the effectiveness thereof, for a reasonable period of time, but not in excess of 60 consecutive days or more than three (3) times during any calendar year (each, a “Shelf Suspension Period”), if the Board of Directors of the Issuer

determines reasonably and in good faith that the filing of any such Initial Shelf Registration Statement or the continuing effectiveness thereof would require the disclosure of non-public material information that, in the reasonable judgment of the Board of Directors of the Issuer, would be detrimental to the Issuer if so disclosed or would otherwise materially adversely affect a financing, acquisition, disposition, merger or other material transaction or if such action is required by applicable law.
          (b) Withdrawal of Stop Orders; Subsequent Shelf Registrations. If the Initial Shelf Registration or any Subsequent Shelf Registration ceases to be effective for any reason at any time during the Effectiveness Period (other than because of the sale of all of the Securities registered thereunder), the Issuer shall use its reasonable best efforts to obtain the prompt withdrawal of any order suspending the effectiveness thereof, and in any event shall file an additional Shelf Registration Statement pursuant to Rule 415 covering all of the Registrable Securities covered by and not sold under the Initial Shelf Registration or an earlier Subsequent Shelf Registration (each, a “Subsequent Shelf Registration”). If a Subsequent Shelf Registration is filed, the Issuer shall use its reasonable best efforts to cause the Subsequent Shelf Registration to be declared effective under the Securities Act as soon as practicable after such filing and to keep such subsequent Shelf Registration continuously effective for a period equal to the number of days in the Effectiveness Period less the aggregate number of days during which the Initial Shelf Registration or any Subsequent Shelf Registration was previously continuously effective. As used herein the term “Shelf Registration” means the Initial Shelf Registration and any Subsequent Shelf Registration.
          (c) Supplements and Amendments. The Issuer shall promptly supplement and amend the Shelf Registration if required by the rules, regulations or instructions applicable to the registration form used for such Shelf Registration, if required by the Securities Act, or if reasonably requested by the Holders of a majority in aggregate principal amount of the Registrable Securities (or their counsel) covered by such Registration Statement with respect to the information included therein with respect to one or more of such Holders, or, if reasonably requested by any underwriter of such Registrable Securities, with respect to the information included therein with respect to such underwriter.
     4. Market-Making
          (a) For the sole benefit of Merrill Lynch, Pierce, Fenner & Smith Incorporated (in such capacity, the “Market-Maker”) or any of its affiliates (as defined in the rules and regulations of the SEC), so long as (x) any of the Registrable Securities or Exchange Securities are outstanding and (y) it would be necessary under applicable laws, rules and regulations, in the reasonable opinion of the Market-Maker, for the Market-Maker or any of its affiliates to deliver a prospectus in connection with market-making activities with respect to the Registrable Securities or Exchange Securities and the Market-Maker or such affiliate proposes to make a market in the Registrable Securities or Exchange Securities as part of its business in the ordinary course, the following provisions shall apply for the sole benefit of the Market-Maker:
     (i) The Issuer shall file under the Securities Act one or more registration statements, in a form approved by the Market-Maker (each such filing, a “Market-Making Registration,” and each such registration statement, the “Market-Making Registration Statement”). The Issuer agrees to use its reasonable best efforts to cause a Market-Making Registration Statement with respect to the Exchange Securities (and, upon reasonable request by the Market-Maker, the Issuer will use commercially reasonable efforts to have such Market-Making Registration Statement also cover the Existing Notes) to be declared effective on or prior to (i) the date the Exchange Of-

fer is completed pursuant to Section 2(a) above or (ii) the date the Initial Shelf Registration becomes or is declared effective pursuant to Section 3 above, and, in each case, to keep such Market-Making Registration Statement continuously effective for so long as the Market-Maker may be required to deliver a prospectus in connection with transactions in the Registrable Securities or the Exchange Securities, as the case may be. In the event that the Market-Maker holds Securities at the time the Exchange Offer is to be conducted under Section 2(a) above, the Issuer agrees that the applicable Market-Making Registration shall provide for the resale by the Market-Maker of such Registrable Securities or Exchange Securities and shall use its reasonable best efforts to keep the Market-Making Registration Statement continuously effective for so long as the Market-Maker may be required to deliver a prospectus in connection with the sale of such Registrable Securities or Exchange Securities. The Issuer further agrees to supplement or make amendments to each Market-Making Registration Statement, as and when required by the rules, regulations or instructions applicable to the registration form used by the Issuer for the applicable Market-Making Registration Statement, and the Issuer agrees to furnish to the Market-Maker copies of any such supplement or amendment prior to its being used or promptly following its filing with the SEC.
     (ii) Notwithstanding the foregoing, the Issuer may suspend the offering and sale under a Market-Making Registration Statement for a period or periods the Board of Directors of the Issuer reasonably determines to be advisable for valid business reasons, but in any event not in excess of 60 consecutive days or more than three (3) times during any calendar year during which such Market-Making Registration Statement is required to be effective and usable hereunder (measured from the Effective Time of such Market-Making Registration Statement to successive anniversaries thereof) if (A) (i) the Board of Directors of the Issuer determines in good faith that such action is in the best interests of the Issuer or (ii) such Market-Making Registration Statement, prospectus or amendment or supplement thereto contains an untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and (B) the Issuer notifies the Market-Maker within five days before the effectiveness of such suspension.
     (iii) The Issuer shall notify the Market-Maker (A) when any post-effective amendment to a Market-Making Registration Statement or any amendment or supplement to the related prospectus has been filed, and, with respect to any post-effective amendment, when the same has become effective; (B) of any request by the SEC for any post-effective amendment to a Market-Making Registration Statement, any supplement or amendment to the related prospectus or for additional information; (C) the issuance by the SEC of any stop order suspending the effectiveness of a Market-Making Registration Statement or the initiation of any proceedings for that purpose; (D) of the receipt by the Issuer of any notification with respect to the suspension of the qualification of the Registrable Securities or Exchange Securities for sale in any jurisdiction or the initiation or threatening of any proceedings for such purpose; and (E) of the happening of any event that makes any statement made in a Market-Making Registration Statement, the related prospectus or any amendment or supplement thereto untrue or that requires the making of any changes in a Market-Making Registration Statement, such prospectus or any amendment or supplement thereto, in order to make the statements therein not misleading.
     (iv) If any event contemplated by Section 4(a)(iii)(B), (D) and (E) occurs during the period for which the Issuer is required to maintain an effective Market-Making Registration Statement, the Issuer shall promptly prepare and file with the SEC a post-effective amendment to the applicable Market-Making Registration Statement or a supplement to the related prospectus or file any other required document so that the prospectus will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.
     (v) In the event of the issuance of any stop order suspending the effectiveness of a Market-Making Registration Statement or of any order suspending the qualification of the Registrable Securities or Exchange Securities for sale in any jurisdiction, the Issuer shall use promptly its reasonable best efforts to obtain its withdrawal.
     (vi) The Issuer shall furnish to the Market-Maker, in each case without charge to the Market-Maker, at least one conformed copy of each Market-Making Registration Statement and any post-effective amendment thereto and electronic copies of the related prospectus and any amendment or supplement thereto.
     (vii) The Issuer shall consent to the use of the prospectus contained in a Market-Making Registration Statement or any amendment or supplement thereto by the Market-Maker in connection with its market-making activities.
     (viii) Notwithstanding the foregoing provisions of this Section 4, the Issuer may for valid business reasons, including without limitation, a potential acquisition, divestiture of assets or other material corporate transaction, issue a notice that a Market-Making Registration Statement is no longer effective or the prospectus included therein is no longer usable for offers and sales of Registrable Securities or Exchange Securities (or Existing Notes, if applicable) and may issue any notice suspending use of such Market-Making Registration Statement required under applicable securities laws to be issued for so long as valid business reasons exist and the Issuer shall not be obligated to amend or supplement such Market-Making Registration Statement or the prospectus included therein until it reasonably deems appropriate. The Market-Maker agrees that upon receipt of any notice from the Issuer pursuant to this Section 4(a)(viii), it will discontinue use of each Market-Making Registration Statement until receipt of copies of the supplemented or amended prospectus relating thereto until advised in writing by the Issuer that the use of a Market-Making Registration Statement may be resumed.
          (b) In connection with a Market-Making Registration, the Issuer shall (i) make reasonably available for inspection by a representative of, and counsel acting for, the Market-Maker all relevant financial and other records, pertinent corporate documents and properties of the Issuer and its subsidiaries and (ii) use its reasonable best efforts to have its officers, directors, employees, accountants and counsel supply all relevant information reasonably requested by such representative or counsel or the Market-Maker.
          (c) Prior to the effective date of a Market-Making Registration Statement, the Issuer will use its reasonable best efforts to register or qualify such Registrable or Exchange Securities (or Existing Notes, if applicable), as applicable, for offer and sale under the securities or blue sky laws of such jurisdictions as the Market-Maker reasonably requests in writing and do any and all other acts or things necessary or advisable to enable the offer and sale in such jurisdictions of the Registrable Securities or Exchange Securities (or Existing Notes, if applicable) covered by such Market-Making Registration Statement; provided that neither the Issuer nor any Guarantor will be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action which would subject it to general service of process or to taxation in any such jurisdiction where it is not then so subject.
          (d) The Issuer represents that each Market-Making Registration Statement, any post-effective amendments thereto, any amendments or supplements to the related prospectus and any documents filed by them under the Exchange Act will, when they become effective or are filed with the SEC, as the case may be, conform in all respects to the requirements of the Securities Act and the Exchange Act and the rules and regulations of the SEC thereunder and will not, as of the effective date of such Market-Making Registration Statement or post-effective amendments and as of the filing date of amendments or supplements to such prospectus or filings under the Exchange Act, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under which they were made not misleading; provided that no representation or warranty is made as to information contained in or omitted from a Market-Making Registration Statement or the related prospectus in reliance upon and in conformity with written information furnished to the Issuer by the Market-Maker specifically for inclusion therein, which information the parties hereto agree will be limited to the statements concerning the Market-Making activities of the Market-Maker to be set forth on the cover page and in the “Plan of Distribution” section of the prospectus.
          (e) At the time of effectiveness of a Market-Making Registration Statement (unless it is the same as the time of effectiveness of the Exchange Offer Registration Statement) and concurrently with each time such Market-Making Registration Statement or the related prospectus shall be amended or such prospectus shall be supplemented, the Issuer shall (if requested in writing by the Market-Maker) furnish the Market-Maker and its counsel with a certificate of an appropriate officer to the effect that:
     (i) such Market-Making Registration Statement has been declared effective;
     (ii) in the case of an amendment or supplement, such amendment has become effective under the Securities Act as of the date and time specified in such certificate, if applicable; if required, such amendment or supplement to the prospectus was filed with the SEC pursuant to the subparagraph of Rule 424(b) under the Securities Act specified in such certificate on the date specified therein; and
     (iii) as of the date of such Market-Making Registration Statement, amendment or supplement, as applicable, such Market-Making Registration Statement and the prospectus, as amended or supplemented, if applicable, did not include any untrue statement of a material fact and did not omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.
          (f) The Issuer, on the one hand, and the Market-Maker, on the other hand, hereby agree to indemnify each other, and, if applicable, contribute to the other, in accordance with Section 8 of this Agreement.
          (g) The Issuer will comply with the provisions of this Section 4 at its own expense.
          (h) The agreements contained in this Section 4 and the representations, warranties and agreements contained in this Agreement shall survive all offers and sales of the Existing Notes, Registrable Securities or Exchange Securities and shall remain in full force and effect, regardless of any ter-

mination or cancellation of agreements outside this Section 4 of this Agreement or any investigation made by or on behalf of any indemnified party.
          (i) For purposes of this Section 4, any reference to the terms “amend,” “amendment” or “supplement” with respect to a Market-Making Registration Statement or the prospectus contained therein shall be deemed to refer to and include the filing under the Exchange Act of any document deemed to be incorporated therein by reference.
     5. Additional Interest
          (a) The Issuer and the Initial Purchasers agree that the Holders will suffer damages if the Issuer fails to fulfill its obligations under Section 2 or Section 3 hereof and that it would not be feasible to ascertain the extent of such damages with precision. Accordingly, the Issuer and the Guarantors agree to pay, jointly and severally, as liquidated damages, additional interest on the 2014 Cash-Pay Notes, the 2016 Cash-Pay Notes and/or the Toggle, as applicable (“Additional Interest”) if (A) the Issuer has neither (i) exchanged Exchange Securities for all Securities of a series validly tendered in accordance with the terms of the Exchange Offer nor (ii) had a Shelf Registration Statement declared effective, in either case on or prior to the 360th day after the Issue Date, (B) notwithstanding clause (A), the Issuer is required to file a Shelf Registration Statement and such Shelf Registration Statement is not declared effective on or prior to the 360th day after the date such Shelf Registration Statement filing was requested or required or (C), if applicable, a Shelf Registration has been declared effective and such Shelf Registration ceases to be effective at any time during the Effectiveness Period (other than because of the sale of all of the Securities of a series registered thereunder), then Additional Interest shall accrue on the principal amount of the Notes in such series at a rate of 0.25% per annum (which rate will be increased by an additional 0.25% per annum for each subsequent 90 day period that such Additional Interest continues to accrue, provided that the rate at which such Additional Interest accrues may in no event exceed 1.00% per annum) (such Additional Interest to be calculated by the Issuer) commencing on the (x) 361st day after the Issue Date, in the case of (A) above; (y) the 361st day after the date such Shelf Registration Statement filing was requested or required in the case of (B) above; or (z) the day such Shelf Registration ceases to be effective in the case of (C) above; provided, however, that upon the exchange of the Exchange Securities for all Securities tendered (in the case of clause (A) of this Section 5(a), upon the effectiveness of the applicable Shelf Registration Statement (in the case of clause (B) of this Section 5(a), or upon the effectiveness of the applicable Shelf Registration Statement which had ceased to remain effective (in the case of clause (C) of this Section 5(a), Additional Interest on the Notes in respect of which such events relate as a result of such clause (or the relevant subclause thereof), as the case may be, shall cease to accrue. Notwithstanding any other provisions of this Section 5, the Issuer shall not be obligated to pay Additional Interest provided in Section 5(a)(B) during a Shelf Suspension Period permitted by Section 3(a) hereof.
          (b) The Issuer shall notify the Trustee within five business days after each and every date on which an event occurs in respect of which Additional Interest is required to be paid (an “Event Date”). Any amounts of Additional Interest due pursuant to (a) of this Section 5 will be payable in cash or in the form of PIK interest, with respect to the Toggle Notes in the same proportion the Issuer has elected to pay PIK interest with respect to the applicable interest period, if applicable, semiannually on each May 15 and November 15 (to the holders of record on the May 1 and November 1 immediately preceding such dates), commencing with the first such date occurring after any such Additional Interest commences to accrue. The amount of Additional Interest will be determined by the Issuer by multiplying the applicable Additional Interest rate by the principal amount of the Registrable Securities, multiplied by a fraction, the numerator of which is the number of days such Additional Interest rate was applicable during such period (determined on the basis of a 360 day year comprised of twelve 30-day months and, in the case of a partial month, the actual number of days elapsed), and the denominator of which is 360.
     6. Registration Procedures
          In connection with the filing of any Registration Statement pursuant to Section 2 or 3 hereof, the Issuer shall effect such registrations to permit the sale of the securities covered thereby in accordance with the intended method or methods of disposition thereof, and pursuant thereto and in connection with any Registration Statement filed by the Issuer hereunder the Issuer shall:
          (a) Prepare and file with the SEC (prior to the applicable Filing Date in the case of a Shelf Registration), a Registration Statement or Registration Statements as prescribed by Section 2 or 3 hereof, and use its reasonable best efforts to cause each such Registration Statement to become effective and remain effective as provided herein; provided, however, that if (1) such filing is pursuant to Section 3 hereof or (2) a Prospectus contained in the Exchange Offer Registration Statement filed pursuant to Section 2 hereof is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Securities during the Applicable Period relating thereto from whom the Issuer has received prior written notice that it will be a Participating Broker-Dealer in the Exchange Offer, before filing any Registration Statement or Prospectus or any amendments or supplements thereto, the Issuer shall furnish to and afford counsel for the Holders of the Registrable Securities covered by such Registration Statement (with respect to a Registration Statement filed pursuant to Section 3 hereof) or counsel for such Participating Broker-Dealer (with respect to any such Registration Statement), as the case may be, and counsel to the managing underwriters, if any, a reasonable opportunity to review copies of all such documents (including copies of any documents to be incorporated by reference therein and all exhibits thereto) proposed to be filed (in each case, at least three Business Days prior to such filing). The Issuer shall not file any Registration Statement or Prospectus or any amendments or supplements thereto if the Holders of a majority in aggregate principal amount of the Registrable Securities covered by such Registration Statement, their counsel or the managing underwriters, if any, shall reasonably object.
          (b) Prepare and file with the SEC such amendments and post-effective amendments to each Shelf Registration Statement or Exchange Offer Registration Statement, as the case may be, as may be necessary to keep such Registration Statement continuously effective for the Effectiveness Period, the Applicable Period or until consummation of the Exchange Offer, as the case may be; cause the related Prospectus to be supplemented by any Prospectus supplement required by applicable law, and as so supplemented to be filed pursuant to Rule 424; and comply with the provisions of the Securities Act and the Exchange Act applicable to it with respect to the disposition of all securities covered by such Registration Statement as so amended or in such Prospectus as so supplemented and with respect to the subsequent resale of any securities being sold by an Participating Broker-Dealer covered by any such Prospectus in all material respects. The Issuer shall be deemed not to have used its reasonable best efforts to keep a Registration Statement effective if it voluntarily takes any action that is reasonably expected to result in selling Holders of the Registrable Securities covered thereby or Participating Broker-Dealers seeking to sell Exchange Securities not being able to sell such Registrable Securities or such Exchange Securities during that period unless such action is required by applicable law or permitted by this Agreement.
          (c) If (1) a Shelf Registration is filed pursuant to Section 3 hereof or (2) a Prospectus contained in the Exchange Offer Registration Statement filed pursuant to Section 2 hereof is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Securities during the Applicable Period relating thereto from whom the Issuer has received written notice that it will be a Participating Broker-Dealer in the Exchange Offer, notify the selling Holders of Registrable Securities (with respect to a Registration Statement filed pursuant to Section 3 hereof), or each such Participating Broker-Dealer (with respect to any such Registration Statement), as the case may be, their counsel and the managing underwriters, if any, promptly (but in any event within three Business Days), and confirm such notice in writing, (i) when a Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to a Registration Statement or any post-effective amendment, when the same has become effective under the Securities Act (including in such notice a written statement that any Holder may, upon request, obtain, at the sole expense of the Issuer, one conformed copy of such Registration Statement or post-effective amendment including financial statements and schedules, documents incorporated or deemed to be incorporated by reference and exhibits), (ii) of the issuance by the SEC of any stop order suspending the effectiveness of a Registration Statement or of any order preventing or suspending the use of any preliminary prospectus or the initiation of any proceedings for that purpose, (iii) if at any time when a prospectus is required by the Securities Act to be delivered in connection with sales of the Registrable Securities or resales of Exchange Securities by Participating Broker-Dealers the representations and warranties of the Issuer contained in any agreement (including any underwriting agreement) contemplated by Section 6(m) hereof cease to be true and correct, (iv) of the receipt by the Issuer of any notification with respect to the suspension of the qualification or exemption from qualification of a Registration Statement or any of the Registrable Securities or the Exchange Securities to be sold by any Participating Broker-Dealer for offer or sale in any jurisdiction, or the initiation or threatening of any proceeding for such purpose, (v) of the happening of any event, the existence of any condition or any information becoming known that makes any statement made in such Registration Statement or related Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in or amendments or supplements to such Registration Statement, Prospectus or documents so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the Prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and (vi) of the Issuer’s determination that a post-effective amendment to a Registration Statement would be appropriate.
          (d) Use its reasonable best efforts to prevent the issuance of any order suspending the effectiveness of a Registration Statement or of any order preventing or suspending the use of a Prospectus or suspending the qualification (or exemption from qualification) of any of the Registrable Securities or the Exchange Securities to be sold by any Participating Broker-Dealer, for sale in any jurisdiction.
          (e) If a Shelf Registration is filed pursuant to Section 3 and if requested during the Effectiveness Period by the managing underwriter or underwriters (if any) or the Holders of a majority in aggregate principal amount of the Registrable Securities being sold in connection with an underwritten offering, (i) as promptly as practicable incorporate in a prospectus supplement or post-effective amendment such information as the managing underwriter or underwriters (if any), such Holders or counsel for either of them reasonably request to be included therein, (ii) make all required filings of such prospectus supplement or such post-effective amendment as soon as practicable after the Issuer has received notification of the matters to be incorporated in such prospectus supplement or post-effective amendment, and (iii) supplement or make amendments to such Registration Statement.

          (f) If (1) a Shelf Registration is filed pursuant to Section 3 hereof, or (2) a Prospectus contained in the Exchange Offer Registration Statement filed pursuant to Section 2 hereof is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Securities during the Applicable Period, furnish to each selling Holder of Registrable Securities (with respect to a Registration Statement filed pursuant to Section 3 hereof) and to each such Participating Broker-Dealer who so requests (with respect to any such Registration Statement) and to their respective counsel and each managing underwriter, if any, at the sole expense of the Issuer, one conformed copy of the Registration Statement or Registration Statements and each post-effective amendment thereto, including financial statements and schedules, and, if requested, all documents incorporated or deemed to be incorporated therein by reference and all exhibits.
          (g) If (1) a Shelf Registration is filed pursuant to Section 3 hereof, or (2) a Prospectus contained in the Exchange Offer Registration Statement filed pursuant to Section 2 hereof is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Securities during the Applicable Period, deliver to each selling Holder of Registrable Securities (with respect to a Registration Statement filed pursuant to Section 3 hereof), or each such Participating Broker-Dealer (with respect to any such Registration Statement), as the case may be, their respective counsel, and the underwriters, if any, at the sole expense of the Issuer, as many copies of the Prospectus or Prospectuses (including each form of preliminary prospectus) and each amendment or supplement thereto and any documents incorporated by reference therein as such Persons may reasonably request; and, subject to the last paragraph of this Section 6, the Issuer hereby consents to the use of such Prospectus and each amendment or supplement thereto by each of the selling Holders of Registrable Securities or each such Participating Broker-Dealer, as the case may be, and the underwriters or agents, if any, and dealers, if any, in connection with the offering and sale of the Registrable Securities covered by, or the sale by Participating Broker-Dealers of the Exchange Securities pursuant to, such Prospectus and any amendment or supplement thereto.
          (h) Prior to any public offering of Registrable Securities or any delivery of a Prospectus contained in the Exchange Offer Registration Statement by any Participating Broker-Dealer who seeks to sell Exchange Securities during the Applicable Period, use its reasonable best efforts to register or qualify, and to cooperate with the selling Holders of Registrable Securities or each such Participating Broker-Dealer, as the case may be, the managing underwriter or underwriters, if any, and their respective counsel in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions within the United States as any selling Holder, Participating Broker-Dealer, or the managing underwriter or underwriters reasonably request in writing; provided, however, that where Exchange Securities held by Participating Broker-Dealers or Registrable Securities are offered other than through an underwritten offering, the Issuer agrees to cause its counsel to perform Blue Sky investigations and file registrations and qualifications required to be filed pursuant to this Section 6(h), keep each such registration or qualification (or exemption therefrom) effective during the period such Registration Statement is required to be kept effective and do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Exchange Securities held by Participating Broker-Dealers or the Registrable Securities covered by the applicable Registration Statement; provided, however, that the Issuer shall not be required to (A) qualify generally to do business in any jurisdiction where it is not then so qualified, (B) take any action that would subject it to general service of process in any such jurisdiction where it is not then so subject or (C) subject itself to taxation in excess of a nominal dollar amount in any such jurisdiction where it is not then so subject.

          (i) If a Shelf Registration is filed pursuant to Section 3 hereof, cooperate with the selling Holders of Registrable Securities and the managing underwriter or underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold, which certificates shall not bear any restrictive legends and shall be in a form eligible for deposit with The Depository Trust Company; and enable such Registrable Securities to be in such denominations (subject to applicable requirements contained in the Indenture) and registered in such names as the managing underwriter or underwriters, if any, or Holders may request.
          (j) Use its reasonable best efforts to cause the Registrable Securities covered by the Registration Statement to be registered with or approved by such other U.S. governmental agencies or authorities as may be necessary to enable the seller or sellers thereof or the underwriter or underwriters, if any, to consummate the disposition of such Registrable Securities, except as may be required solely as a consequence of the nature of such selling Holder’s business, in which case the Issuer will cooperate in all respects with the filing of such Registration Statement and the granting of such approvals.
          (k) If (1) a Shelf Registration is filed pursuant to Section 3 hereof, or (2) a Prospectus contained in the Exchange Offer Registration Statement filed pursuant to Section 2 hereof is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Securities during the Applicable Period, upon the occurrence of any event contemplated by paragraph 6(c)(v) or 6(c)(vi) hereof, as promptly as practicable prepare and (subject to Section 6(a) hereof) file with the SEC, at the sole expense of the Issuer, a supplement or post-effective amendment to the Registration Statement or a supplement to the related Prospectus or any document incorporated therein by reference, or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities being sold thereunder (with respect to a Registration Statement filed pursuant to Section 3 hereof) or to the purchasers of the Exchange Securities to whom such Prospectus will be delivered by a Participating Broker-Dealer (with respect to any such Registration Statement), any such Prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.
          (l) Prior to the effective date of the first Registration Statement relating to the Registrable Securities, (i) provide the Trustee with certificates for the Registrable Securities in a form eligible for deposit with The Depository Trust Company and (ii) provide a CUSIP number for the Registrable Securities.
          (m) In connection with any underwritten offering of Registrable Securities pursuant to a Shelf Registration, enter into an underwriting agreement as is customary in underwritten offerings of debt securities similar to the Securities (including, without limitation, a customary condition to the obligations of the underwriters that the underwriters shall have received “cold comfort” letters and updates thereof in form, scope and substance reasonably satisfactory to the managing underwriter or underwriters from the independent registered public accountants of the Issuer (and, if necessary, any other independent registered public accountants of the Issuer, or of any business acquired by the Issuer, for which financial statements and financial data are, or are required to be, included or incorporated by reference in the Registration Statement), addressed to each of the underwriters, such letters to be in customary form and covering matters of the type customarily covered in “cold comfort” letters in connection with underwritten offerings of debt securities similar to the Securities), and take all such other actions as are reasonably requested by the managing underwriter or underwriters in order to expedite or facilitate the registration or the disposition of such Registrable Securities and, in such connection, (i) make such representations and warranties to, and covenants with, the underwriters with respect to the business of the Issuer (including any acquired business, properties or entity, if applicable), and the Registration Statement, Prospectus and documents, if any, incorporated or deemed to be incorporated by reference therein, in each case, as are customarily made by issuers to underwriters in underwritten offerings of debt securities similar to the Securities, and confirm the same in writing if and when requested; (ii) obtain the written opinions of counsel to the Issuer, and written updates thereof in form, scope and substance reasonably satisfactory to the managing underwriter or underwriters, addressed to the underwriters covering the matters customarily covered in opinions reasonably requested in underwritten offerings; and (iii) if an underwriting agreement is entered into, the same shall contain indemnification provisions and procedures no less favorable to the sellers and underwriters, if any, than those set forth in Section 8 hereof (or such other provisions and procedures reasonably acceptable to Holders of a majority in aggregate principal amount of Registrable Securities covered by such Registration Statement and the managing underwriter or underwriters or agents, if any). The above shall be done at each closing under such underwriting agreement, or as and to the extent required thereunder.
          (n) If (1) a Shelf Registration is filed pursuant to Section 3 hereof, or (2) a Prospectus contained in the Exchange Offer Registration Statement filed pursuant to Section 2 hereof is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Securities during the Applicable Period, make available for inspection by any Initial Purchaser, any selling Holder of such Registrable Securities being sold (with respect to a Registration Statement filed pursuant to Section 3 hereof), or each such Participating Broker-Dealer, as the case may be, any underwriter participating in any such disposition of Registrable Securities, if any, and any attorney, accountant or other agent retained by any such selling Holder or each such Participating Broker-Dealer (with respect to any such Registration Statement), as the case may be, or underwriter (any such Initial Purchasers, Holders, Participating Broker-Dealers, underwriters, attorneys, accountants or agents, collectively, the “Inspectors”), upon written request, at the offices where normally kept, during reasonable business hours, all pertinent financial and other records, pertinent corporate documents and instruments of the Issuer and subsidiaries of the Issuer (collectively, the “Records”), as shall be reasonably necessary to enable them to exercise any applicable due diligence responsibilities, and cause the officers, directors and employees of the Issuer and any of its subsidiaries to supply all information (“Information”) reasonably requested by any such Inspector in connection with such due diligence responsibilities. Each Inspector shall agree in writing that it will keep the Records and Information confidential, to use the Information only for due diligence purposes, to abstain from using the Information as the basis for any market transactions in Securities of the Issuer and that it will not disclose any of the Records or Information that the Issuer determines, in good faith, to be confidential and notifies the Inspectors in writing are confidential unless (i) the disclosure of such Records or Information is necessary to avoid or correct a misstatement or omission in such Registration Statement or Prospectus, (ii) the release of such Records or Information is ordered pursuant to a subpoena or other order from a court of competent jurisdiction, (iii) disclosure of such Records or Information is necessary or advisable, in the opinion of counsel for any Inspector, in connection with any action, claim, suit or proceeding, directly or indirectly, involving or potentially involving such Inspector and arising out of, based upon, relating to, or involving this Agreement or the Purchase Agreement, or any transactions contemplated hereby or thereby or arising hereunder or thereunder, or (iv) the information in such Records or Information has been made generally available to the public other than by an Inspector or an “affiliate” (as defined in Rule 405) thereof; provided, however, that prior notice shall be provided as soon as practicable to the Issuer of the potential disclosure of any information by such Inspector pursuant to clause (ii) or (iii) of this sentence to permit the Issuer to obtain a protective order (or waive the provisions of this paragraph (n)) and that such Inspector shall take such actions as are reasonably necessary to protect the confidentiality of such information (if practicable) to the extent such action is otherwise not inconsistent with, an impairment of or in derogation of the rights and interests of the Holder or any Inspector.
          (o) Provide an indenture trustee for the Registrable Securities or the Exchange Securities, as the case may be, and cause the Indenture or the trust indenture provided for in Section 2(a) hereof, as the case may be, to be qualified under the TIA not later than the effective date of the first Registration Statement relating to the Registrable Securities; and in connection therewith, cooperate with the trustee under any such indenture and the Holders of the Registrable Securities, to effect such changes (if any) to such indenture as may be required for such indenture to be so qualified in accordance with the terms of the TIA; and execute, and use its commercially reasonable best efforts to cause such trustee to execute, all documents as may be required to effect such changes, and all other forms and documents required to be filed with the SEC to enable such indenture to be so qualified in a timely manner.
          (p) Comply in all material respects with all applicable rules and regulations of the SEC and make generally available to its securityholders with regard to any applicable Registration Statement, a consolidated earning statement satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder (or any similar rule promulgated under the Securities Act) no later than 60 days after the end of any fiscal quarter (or 105 days after the end of any 12-month period if such period is a fiscal year) (i) commencing at the end of any fiscal quarter in which Registrable Securities are sold to underwriters in a firm commitment or best efforts underwritten offering and (ii) if not sold to underwriters in such an offering, commencing on the first day of the first fiscal quarter of the Issuer, after the effective date of a Registration Statement, which statements shall cover said 12-month periods; provided that this requirement shall be deemed satisfied by the Issuer complying with Section 4.03 of the Indenture.
          (q) Upon consummation of the Exchange Offer or a Private Exchange, obtain an opinion of counsel to the Issuer, in a form customary for underwritten transactions, addressed to the Trustee for the benefit of all Holders of Registrable Securities participating in the Exchange Offer or the Private Exchange, as the case may be, that the Exchange Securities or Private Exchange Notes, as the case may be, the related guarantees and the related indenture constitute legal, valid and binding obligations of the Issuer, enforceable against the Issuer in accordance with their respective terms, subject to customary exceptions and qualifications. If the Exchange Offer or a Private Exchange is to be consummated, upon delivery of the Registrable Securities by Holders to the Issuer (or to such other Person as directed by the Issuer), in exchange for the Exchange Securities or the Private Exchange Notes (and the related guarantees), as the case may be, the Issuer shall mark, or cause to be marked, on such Registrable Securities that such Registrable Securities are being cancelled in exchange for the Exchange Securities or the Private Exchange Notes (and the related guarantees), as the case may be; in no event shall such Registrable Securities be marked as paid or otherwise satisfied.
          (r) Use reasonable efforts to cooperate with each seller of Registrable Securities covered by any Registration Statement and each underwriter, if any, participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with the National Association of Securities Dealers, Inc. (the “NASD”).

          (s) Use its respective reasonable best efforts to take all other steps reasonably necessary to effect the registration of the Exchange Securities and/or Registrable Securities covered by a Registration Statement contemplated hereby.
          The Issuer may require each seller of Registrable Securities as to which any registration is being effected to furnish to the Issuer such information regarding such seller and the distribution of such Registrable Securities as the Issuer may, from time to time, reasonably request. The Issuer may exclude from such registration the Registrable Securities of any seller so long as such seller fails to furnish such information within a reasonable time after receiving such request. Each seller as to which any Shelf Registration is being effected agrees to furnish promptly to the Issuer all information required to be disclosed in order to make the information previously furnished to the Issuer by such seller not materially misleading.
          If any such Registration Statement refers to any Holder by name or otherwise as the holder of any securities of the Issuer, then such Holder shall have the right to require (i) the insertion therein of language, in form and substance reasonably satisfactory to such Holder, to the effect that the holding by such Holder of such securities is not to be construed as a recommendation by such Holder of the investment quality of the securities covered thereby and that such holding does not imply that such Holder will assist in meeting any future financial requirements of the Issuer, or (ii) in the event that such reference to such Holder by name or otherwise is not required by the Securities Act or any similar federal statute then in force, the deletion of the reference to such Holder in any amendment or supplement to the Registration Statement filed or prepared subsequent to the time that such reference ceases to be required.
          Each Holder of Registrable Securities and each Participating Broker-Dealer agrees by its acquisition of such Registrable Securities or Exchange Securities to be sold by such Participating Broker-Dealer, as the case may be, that, upon actual receipt of any notice from the Issuer of the happening of any event of the kind described in Section 6(c)(ii), 6(c)(iv), 6(c)(v) or 6(c)(vi) hereof, such Holder will forthwith discontinue disposition of such Registrable Securities covered by such Registration Statement or Prospectus or Exchange Securities to be sold by such Holder or Participating Broker-Dealer, as the case may be, until such Holder’s or Participating Broker-Dealer’s receipt of the copies of the supplemented or amended Prospectus contemplated by Section 6(k) hereof, or until it is advised in writing (the “Advice”) by the Issuer that the use of the applicable Prospectus may be resumed, and has received copies of any amendments or supplements thereto. In the event that the Issuer shall give any such notice, each of the Applicable Period and the Effectiveness Period shall be extended by the number of days during such periods from and including the date of the giving of such notice to and including the date when each seller of Registrable Securities covered by such Registration Statement or Exchange Securities to be sold by such Participating Broker-Dealer, as the case may be, shall have received (x) the copies of the supplemented or amended Prospectus contemplated by Section 6(k) hereof or (y) the Advice.
     7. Registration Expenses
          All fees and expenses incident to the performance of or compliance with this Agreement by the Issuer of its obligations under Sections 2, 3, 4, 6 and 9 shall be borne by the Issuer, whether or not the Exchange Offer Registration Statement or any Shelf Registration Statement is filed or becomes effective or the Exchange Offer is consummated, including, without limitation, (i) all registration and filing fees (including, without limitation, (A) fees with respect to filings required to be made with the NASD in connection with an underwritten offering and (B) fees and expenses of compliance with state securities or

Blue Sky laws (including, without limitation, reasonable fees and disbursements of counsel in connection with Blue Sky qualifications of the Registrable Securities or Exchange Securities and determination of the eligibility of the Registrable Securities or Exchange Securities for investment under the laws of such jurisdictions in the United States (x) where the holders of Registrable Securities are located, in the case of the Exchange Securities, or (y) as provided in Section 6(h) hereof, in the case of Registrable Securities or Exchange Securities to be sold by a Participating Broker-Dealer during the Applicable Period)), (ii) printing expenses, including, without limitation, printing prospectuses if the printing of prospectuses is requested by the managing underwriter or underwriters, if any, by the Holders of a majority in aggregate principal amount of the Registrable Securities included in any Registration Statement or in respect of Registrable Securities or Exchange Securities to be sold by any Participating Broker-Dealer during the Applicable Period, as the case may be, (iii) fees and expenses of the Trustee, any exchange agent and their counsel, (iv) fees and disbursements of counsel for the Issuer and, in the case of a Shelf Registration, reasonable fees and disbursements of one special counsel for all of the sellers of Registrable Securities selected by the Holder of a majority in aggregate principal amount of Registrable Securities covered by such Shelf Registration (which counsel shall be reasonably satisfactory to the Issuer) exclusive of any counsel retained pursuant to Section 8 hereof), (v) fees and disbursements of all independent registered public accountants referred to in Section 6(m) hereof (including, without limitation, the expenses of any “cold comfort” letters required by or incident to such performance), (vi) rating agency fees, if any, and any fees associated with making the Registrable Securities or Exchange Securities eligible for trading through The Depository Trust Company, (vii) Securities Act liability insurance, if the Issuer desires such insurance, (viii) fees and expenses of all other Persons retained by the Issuer, (ix) internal expenses of the Issuer (including, without limitation, all salaries and expenses of officers and employees of the Issuer performing legal or accounting duties), (x) the expense of any annual audit, (xi) any fees and expenses incurred in connection with the listing of the securities to be registered on any securities exchange, and the obtaining of a rating of the securities, in each case, if applicable and (xii) the expenses relating to printing, word processing and distributing all Registration Statements, underwriting agreements, indentures and any other documents necessary in order to comply with this Agreement.
     8. Indemnification and Contribution
          (a) The Issuer and the Guarantors jointly and severally agree to indemnify and hold harmless each Holder of Registrable Securities, the Market-Maker and each Participating Broker-Dealer selling Exchange Securities during the Applicable Period, and each Person, if any, who controls any such Persons or its affiliates within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (each, a “Participant”) against any losses, claims, damages or liabilities, joint or several, to which any Participant may become subject under the Securities Act, the Exchange Act or otherwise, insofar as any such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon:
     (i) any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement (or any amendment thereto), Market-Making Registration Statement (or any amendment thereto) or Prospectus (as amended or supplemented if the Issuer shall have furnished any amendments or supplements thereto) or any preliminary prospectus; or
     (ii) the omission or alleged omission to state, in any Registration Statement (or any amendment thereto), Market-Making Registration Statement (or any amendment thereto) or Prospectus (as amended or sup-

plemented if the Issuer shall have furnished any amendments or supplements thereto) or any preliminary prospectus or any other document or any amendment or supplement thereto, a material fact required to be stated therein or necessary to make the statements therein not misleading, except, in each case, insofar as such losses, claims, damages or liabilities are arising out of or based upon any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to any Initial Purchaser, the Market-Maker or any Holder furnished to the Issuer in writing through the Initial Purchasers, the Market-Maker or any selling Holder expressly for use therein;
and agree (subject to the limitations set forth in this sentence) to reimburse, as incurred, the Participant for any reasonable legal or other expenses incurred by the Participant in connection with investigating, defending against or appearing as a third-party witness in connection with any such loss, claim, damage, liability or action; provided, however, neither the Issuer nor the Guarantors will be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in any Registration Statement (or any amendment thereto), Market-Making Registration Statement (or any amendment thereto) or Prospectus (as amended or supplemented if the Issuer shall have furnished any amendments or supplements thereto) or any preliminary prospectus or any amendment or supplement thereto in reliance upon and in conformity with written information relating to any Participant furnished to the Issuer by such Participant specifically for use therein. The indemnity provided for in this Section 8 will be in addition to any liability that the Issuer may otherwise have to the indemnified parties. The Issuer and the Guarantors shall not be liable under this Section 8 to any indemnified party regarding any settlement or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent is consented to by the Issuer and the Guarantors, which consent shall not be unreasonably withheld.
          (b) Each Participant, severally and not jointly, agrees to indemnify and hold harmless the Issuer, the Guarantors, their respective directors (or equivalent), their respective officers who sign any Registration Statement and each person, if any, who controls the Issuer within the meaning of Section 15 of the Act or Section 20 of the Exchange Act against any losses, claims, damages or liabilities to which the Issuer, the Guarantors or any such director, officer or controlling person may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement, Market-Making Registration Statement or Prospectus, any amendment or supplement thereto, or any preliminary prospectus, or (ii) the omission or the alleged omission to state therein a material fact necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information concerning such Participant, furnished to the Issuer by or on behalf of such Participant, specifically for use therein; and subject to the limitation set forth immediately preceding this clause, will reimburse, as incurred, any reasonable legal or other expenses incurred by the Issuer, the Guarantors or any such director, officer or controlling person in connection with investigating or defending against or appearing as a third party witness in connection with any such loss, claim, damage, liability or action in respect thereof. The indemnity provided for in this Section 8 will be in addition to any liability that the Participants may otherwise have to the indemnified parties. The Participants shall not be liable under this Section 8 to any indemnified party regarding any settlement or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent is consented to by the Participants, which consent shall not be unreasonably withheld. The Issuer and the Guarantors shall not, without the prior written consent of such Participant, effect any settlement or compromise of any pending or threatened proceeding in respect of which such Participant is or could have been a party, or indemnity could have been sought hereunder by such Participant, unless such settlement (A) includes an unconditional written release of such Participant, in form and substance reasonably satisfactory to such Participant, from all liability on claims that are the subject matter of such proceeding and (B) does not include any statement as to an admission of fault, culpability or failure to act by or on behalf of such Participant.
          (c) Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party of the commencement thereof in writing; but the omission to so notify the indemnifying party (i) will not relieve it from any liability under paragraph (a) or (b) above unless and to the extent such indemnifying party did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraphs (a) and (b) above. The indemnifying party shall be entitled to appoint counsel (including local counsel) of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel, other than local counsel if not appointed by the indemnifying party, retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel (including local counsel) to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest (based on the advice of counsel to the indemnified person); (ii) such action includes both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded (based on the advice of counsel to the indemnified person) that there may be legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party; (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action; or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. It is understood and agreed that the indemnifying person shall not, in connection with any proceeding or separate but related or substantially similar proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm (in addition to any local counsel) representing the indemnified parties under paragraph (a) or paragraph (b) of this Section 8, as the case may be, who are parties to such action or actions. Any such separate firm for any Participants shall be designated in writing by Participants who sold a majority in interest of the Registrable Securities and Exchange Securities sold by all such Participants in the case of paragraph (a) of this Section 8 or the Issuer in the case of paragraph (b) of this Section 8. In the event that any Participants are indemnified persons collectively entitled, in connection with a proceeding or separate but related or sub-

stantially similar proceedings in a single jurisdiction, to the payment of fees and expenses of a single separate firm under this Section 8(c), and any such Participants cannot agree to a mutually acceptable separate firm to act as counsel thereto, then such separate firm for all such Indemnified Persons shall be designated in writing by Participants who sold a majority in interest of the Registrable Securities and Exchange Securities sold by all such Participants. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and does not include any statement as to, or any admission of, fault, culpability or failure to act by or on behalf of any indemnified party. All fees and expenses that are reimbursable pursuant to this paragraph (c) shall be reimbursed as they are incurred.
          (d) After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof and approval by such indemnified party of counsel appointed to defend such action, the indemnifying party will not be liable to such indemnified party under this Section 8 for any legal or other expenses, other than reasonable costs of investigation, subsequently incurred by such indemnified party in connection with the defense thereof, unless (i) the indemnified party shall have employed separate counsel in accordance with the third sentence of paragraph (c) of this Section 8 or (ii) the indemnifying party has authorized in writing the employment of counsel for the indemnified party at the expense of the indemnifying party. After such notice from the indemnifying party to such indemnified party, the indemnifying party will not be liable for the costs and expenses of any settlement of such action effected by such indemnified party without the prior written consent of the indemnifying party (which consent shall not be unreasonably withheld), unless such indemnified party waived in writing its rights under this Section 8, in which case the indemnified party may effect such a settlement without such consent.
          (e) In circumstances in which the indemnity agreement provided for in the preceding paragraphs of this Section 8 is unavailable to, or insufficient to hold harmless, an indemnified party in respect of any losses, claims, damages or liabilities (or actions in respect thereof) (other than by virtue of the failure of an indemnified party to notify the indemnifying party of its right to indemnification pursuant to paragraph (a) or (b) of this Section 8, where such failure materially prejudices the indemnifying party (through the forfeiture of substantial rights or defenses)), each indemnifying party, in order to provide for just and equitable contribution, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect (i) the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party on the other from the offering of the Securities or (ii) if the allocation provided by the foregoing clause (i) is not permitted by applicable law, not only such relative benefits but also the relative fault of the indemnifying party or parties on the one hand and the indemnified party on the other in connection with the statements or omissions or alleged statements or omissions that resulted in such losses, claims, damages or liabilities (or actions in respect thereof). The relative benefits received by the Issuer and the Guarantors on the one hand and such Participant on the other shall be deemed to be in the same proportion that the total net proceeds from the offering (before deducting expenses) of the Securities received by the Issuer bear to the total discounts and commissions received by such Participant in connection with the sale of the Securities (or if such Participant did not receive discounts or commissions, the value or receiving the Securities). The relative fault of the parties shall be determined by refer-

ence to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Issuer on the one hand, or the Participants on the other, the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission or alleged statement or omission, and any other equitable considerations appropriate in the circumstances. The parties agree that it would not be equitable if the amount of such contribution were determined by pro rata or per capita allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the first sentence of this paragraph (e). Notwithstanding any other provision of this paragraph (e), no Participant shall be obligated to make contributions hereunder that in the aggregate exceed the total discounts, commissions and other compensation or net proceeds on the sale of Securities received by such Participant in connection with the sale of the Securities, less the aggregate amount of any damages that such Participant has otherwise been required to pay by reason of the untrue or alleged untrue statements or the omissions or alleged omissions to state a material fact, and no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this paragraph (e), each person, if any, who controls a Participant within the meaning of Section 15 of the Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Participants, and each director and officer of the Issuer and the Guarantors and each person, if any, who controls the Issuer and the Guarantors within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, shall have the same rights to contribution as the Issuer.
     9. Rules 144 and 144A
          The Issuer covenants and agrees that it will use reasonable best efforts to file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder in a timely manner in accordance with the requirements of the Securities Act and the Exchange Act and, if at any time the Issuer is not required to file such reports, the Issuer will, upon the request of any Holder or beneficial owner of Registrable Securities, make available such information necessary to permit sales pursuant to Rule 144A. The Issuer further covenants and agrees, for so long as any Registrable Securities remain outstanding that it will take such further action as any Holder of Registrable Securities may reasonably request, all to the extent required from time to time to enable such holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144(k) and Rule 144A unless the Issuer is then subject to Section 13 or 15(d) of the Exchange Act and reports filed thereunder satisfy the information requirements of Rule 144A then in effect.
     10. Underwritten Registrations
          The Issuer shall not be required to assist in an underwritten offering unless requested by the Holders of a majority in aggregate principal amount of the Registrable Securities. If any of the Registrable Securities covered by any Shelf Registration are to be sold in an underwritten offering, the underwriters and managers that will manage the offering will be selected by the Holders of a majority in aggregate principal amount of such Registrable Securities included in such offering and shall be reasonably acceptable to the Issuer.
          No Holder of Registrable Securities may participate in any underwritten registration hereunder unless such Holder (a) agrees to sell such Holder’s Registrable Securities on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements.
     11. Miscellaneous
          (a) No Inconsistent Agreements. The Issuer has not as of the date hereof, and the Issuer shall not, after the date of this Agreement, enter into any agreement with respect to any of its securities that is inconsistent with the rights granted to the Holders of Registrable Securities in this Agreement or otherwise conflicts with the provisions hereof. The rights granted to the Holders hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of the Issuer other issued and outstanding securities under any such agreements. The Issuer will not enter into any agreement with respect to any of its securities which will grant to any Person “piggy-back” registration rights with respect to any Registration Statement.
          (b) Adjustments Affecting Registrable Securities. The Issuer shall not, directly or indirectly, take any action with respect to the Registrable Securities as a class that would adversely affect the ability of the Holders of Registrable Securities to include such Registrable Securities in a registration undertaken pursuant to this Agreement.
          (c) Amendments and Waivers. The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, otherwise than with the prior written consent of (i) the Issuer, and (ii) (a) the Holders of not less than a majority in aggregate principal amount of the then outstanding Registrable Securities and
          (b) in circumstances that would adversely affect the Participating Broker-Dealers, the Participating Broker-Dealers holding not less than a majority in aggregate principal amount of the Exchange Notes held by all Participating Broker-Dealers (and, with respect to the provisions of Section 4 hereof, the written consent of the Market-Maker); provided, however, that Section 8 and this Section 11(c) may not be amended, modified or supplemented without the prior written consent of each Holder and each Participating Broker-Dealer (including any person who was a Holder or Participating Broker-Dealer of Registrable Securities or Exchange Securities, as the case may be, disposed of pursuant to any Registration Statement) affected by any such amendment, modification or supplement. Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of Holders of Registrable Securities whose securities are being sold pursuant to a Registration Statement and that does not directly or indirectly affect, impair, limit or compromise the rights of other Holders of Registrable Securities may be given by Holders of at least a majority in aggregate principal amount of the Registrable Securities being sold pursuant to such Registration Statement.
          (d) Notices. All notices and other communications (including, without limitation, any notices or other communications to the Trustee) provided for or permitted hereunder shall be made in writing by hand-delivery, registered first-class mail, next-day air courier or facsimile:
     (i) if to a Holder of the Registrable Securities, any Participating Broker-Dealer or the Market-Maker, at the most current address of such Holder, Participating Broker-Dealer or the Market-Maker, as the case may be, set forth on the records of the registrar under the Indenture, with a copy in like manner to the Initial Purchasers as follows:

Citigroup Global Markets Inc.
388 Greenwich St.
New York, New York 10013
Facsimile No.: (212)816-7912
Attention: General Counsel
with a copy to:
Cahill Gordon & Reindel llp
80 Pine Street
New York, New York 10005
Facsimile No.: (212) 269-5420
Attention: Michael E. Michetti, Esq.
(ii) if to the Initial Purchasers, at the address specified in Section 11(d)(i);
(iii) if to the Issuer, at the address as follows:
HCA Inc.
One Park Plaza
Nashville, Tennessee 37203
Facsimile No.: (615) 344-1531
Attention: General Counsel
with a copy to:
Simpson Thacher & Bartlett LLP
425 Lexington Ave.
New York, New York 10017
Facsimile No.: (212) 455-2502
Attention: Richard Fenyes, Esq.
          All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; one Business Day after being timely delivered to a next-day air courier; and upon written confirmation, if sent by facsimile.
          Copies of all such notices, demands or other communications shall be concurrently delivered by the Person giving the same to the Trustee at the address and in the manner specified in such Indenture.
          (e) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto, the Holders and the Participating Broker-Dealers; provided, however, that nothing herein shall be deemed to permit any assignment, transfer or other disposition of Registrable Securities in violation of the terms of the Purchase Agreement or the Indenture.

          (f) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.
          (g) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.
          (h) GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED ENTIRELY WITHIN THE STATE OF NEW YORK. EACH OF THE PARTIES HEREBY WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT.
          (i) Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.
          (j) Notes Held by the Issuer or Its Affiliates. Whenever the consent or approval of Holders of a specified percentage of Registrable Securities is required hereunder, Registrable Securities held by the Issuer or its affiliates (as such term is defined in Rule 405 under the Securities Act) shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.
          (k) Third-Party Beneficiaries. Holders of Registrable Securities and Participating Broker-Dealers are intended third-party beneficiaries of this Agreement, and this Agreement may be enforced by such Persons.
          (l) Entire Agreement. This Agreement, together with the Purchase Agreement and the Indenture, is intended by the parties as a final and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein and any and all prior oral or written agreements, representations, or warranties, contracts, understandings, correspondence, conversations and memoranda between the Holders on the one hand and the Issuer on the other, or between or among any agents, representatives, parents, subsidiaries, affiliates, predecessors in interest or successors in interest with respect to the subject matter hereof and thereof are merged herein and replaced hereby.

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

HCA INC.
By:	/s/ R. Milton Johnson
	Name:	R. Milton Johnson
	Title:	Executive Vice President and Chief Financial Officer

Signature Page to Registration Rights Agreement

Each of the SUBSIDIARY GUARANTORS listed on Schedule 1 hereto
By:	/s/ David G. Anderson
	Name:	David G. Anderson
	Title:	Vice President and Treasurer

Signature Page to Registration Rights Agreement

The foregoing Agreement is hereby
confirmed and accepted as of the
date first above written.
CITIGROUP GLOBAL MARKETS INC.
BANC OF AMERICA SECURITIES LLC
J.P. MORGAN SECURITIES INC.
MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
By: Citigroup Global Markets Inc.

By:	/s/ John W. Peruzzi

Name: John W. Peruzzi
Title: Managing Director
For itself, the other Representatives and
the other several Initial Purchasers.
Signature Page to Registration Rights Agreement

SCHEDULE I
THE GUARANTORS
BAY HOSPITAL, INC.
BRIGHAM CITY COMMUNITY HOSPITAL, INC.
BROOKWOOD MEDICAL CENTER OF GULFPORT, INC.
CAPITAL DIVISION, INC.
CENTERPOINT MEDICAL CENTER OF INDEPENDENCE, LLC
CENTRAL FLORIDA REGIONAL HOSPITAL, INC.
CENTRAL SHARED SERVICES, LLC
CENTRAL TENNESSEE HOSPITAL CORPORATION
CHCA BAYSHORE, L.P.
CHCA CONROE, L.P.
CHCA EAST HOUSTON, L.P.
CHCA MAINLAND, L.P.
CHCA WEST HOUSTON, L.P.
CHCA WOMAN’S HOSPITAL, L.P.
CHIPPENHAM & JOHNSTON-WILLIS HOSPITALS, INC.
CMS GP, LLC
COLORADO HEALTH SYSTEMS, INC.
COLUMBIA ASC MANAGEMENT, L.P.
COLUMBIA JACKSONVILLE HEALTHCARE SYSTEM, INC.
COLUMBIA LAGRANGE HOSPITAL, INC.
COLUMBIA MEDICAL CENTER OF ARLINGTON SUBSIDIARY, L.P.
COLUMBIA MEDICAL CENTER OF DENTON SUBSIDIARY, L.P.
COLUMBIA MEDICAL CENTER OF LAS COLINAS, INC.
COLUMBIA MEDICAL CENTER OF LEWISVILLE SUBSIDIARY, L.P.
COLUMBIA MEDICAL CENTER OF MCKINNEY SUBSIDIARY, L.P.
COLUMBIA MEDICAL CENTER OF PLANO SUBSIDIARY, L.P.
COLUMBIA NORTH HILLS HOSPITAL SUBSIDIARY, L.P.
COLUMBIA OGDEN MEDICAL CENTER, INC.
COLUMBIA PARKERSBURG HEALTHCARE SYSTEM, LLC
COLUMBIA PLAZA MEDICAL CENTER OF FORT WORTH SUBSIDIARY, L.P.
COLUMBIA POLK GENERAL HOSPITAL, INC.
COLUMBIA RIO GRANDE HEALTHCARE, L.P.
COLUMBIA RIVERSIDE, INC.
COLUMBIA VALLEY HEALTHCARE SYSTEM, L.P.
COLUMBIA/ALLEGHANY REGIONAL HOSPITAL INCORPORATED
COLUMBIA/HCA JOHN RANDOLPH, INC.
COLUMBINE PSYCHIATRIC CENTER, INC.
COLUMBUS CARDIOLOGY, INC.
CONROE HOSPITAL CORPORATION
DALLAS/FT. WORTH PHYSICIAN, LLC
DAUTERIVE HOSPITAL CORPORATION
DUBLIN COMMUNITY HOSPITAL, LLC
EASTERN IDAHO HEALTH SERVICES, INC.
EDMOND REGIONAL MEDICAL CENTER, LLC
EDWARD WHITE HOSPITAL, INC.
EL PASO SURGICENTER, INC.

ENCINO HOSPITAL CORPORATION, INC.
EP HEALTH, LLC
FAIRVIEW PARK GP, LLC
FAIRVIEW PARK, LIMITED PARTNERSHIP
FRANKFORT HOSPITAL, INC.
GALEN PROPERTY, LLC
GENERAL HEALTHSERV, LLC
GOOD SAMARITAN HOSPITAL, L.P.
GOPPERT-TRINITY FAMILY CARE, LLC
GPCH-GP, INC.
GRAND STRAND REGIONAL MEDICAL CENTER, LLC
GREEN OAKS HOSPITAL SUBSIDIARY, L.P.
GREENVIEW HOSPITAL, INC.
HAMILTON MEDICAL CENTER, INC.
HCA CENTRAL GROUP, INC.
HCA HEALTH SERVICES OF FLORIDA, INC.
HCA HEALTH SERVICES OF LOUISIANA, INC.
HCA HEALTH SERVICES OF OKLAHOMA, INC.
HCA HEALTH SERVICES OF TENNESSEE, INC.
HCA HEALTH SERVICES OF VIRGINIA, INC.
HCA MANAGEMENT SERVICES, L.P.
HD&S CORP. SUCCESSOR, INC.
HEALTH MIDWEST OFFICE FACILITIES CORPORATION
HEALTH MIDWEST VENTURES GROUP, INC.
HEALTHTRUST MOB, LLC
HENDERSONVILLE HOSPITAL CORPORATION
HOSPITAL CORPORATION OF NORTH CAROLINA
HOSPITAL CORPORATION OF TENNESSEE
HOSPITAL CORPORATION OF UTAH
HOSPITAL DEVELOPMENT PROPERTIES, INC.
HSS HOLDCO, LLC
HSS SYSTEMS VA, LLC
HSS SYSTEMS, LLC
HSS VIRGINIA, L.P.
HTI MEMORIAL HOSPITAL CORPORATION
INTEGRATED REGIONAL LAB, LLC
INTEGRATED REGIONAL LABORATORIES, LLP
JFK MEDICAL CENTER LIMITED PARTNERSHIP
KPH-CONSOLIDATION, INC.
LAKELAND MEDICAL CENTER, LLC
LAKEVIEW MEDICAL CENTER, LLC
LARGO MEDICAL CENTER, INC.
LAS VEGAS SURGICARE, INC.
LAWNWOOD MEDICAL CENTER, INC.
LEWIS-GALE HOSPITAL, INCORPORATED
LEWIS-GALE MEDICAL CENTER, LLC
LEWIS-GALE PHYSICIANS, LLC
LOS ROBLES REGIONAL MEDICAL CENTER
MANAGEMENT SERVICES HOLDINGS, INC.
MARIETTA SURGICAL CENTER, INC.
MARION COMMUNITY HOSPITAL, INC.

MCA INVESTMENT COMPANY
MEDICAL CENTERS OF OKLAHOMA, LLC
MEDICAL OFFICE BUILDINGS OF KANSAS, LLC
MEMORIAL HEALTHCARE GROUP, INC.
MIDWEST DIVISION — ACH, LLC
MIDWEST DIVISION — LRHC, LLC
MIDWEST DIVISION — LSH, LLC
MIDWEST DIVISION — MCI, LLC
MIDWEST DIVISION — MMC, LLC
MIDWEST DIVISION — OPRMC, LLC
MIDWEST DIVISION — PFC, LLC
MIDWEST DIVISION — RBH, LLC
MIDWEST DIVISION — RMC, LLC
MIDWEST DIVISION — RPC, LLC
MIDWEST HOLDINGS, INC.
MONTGOMERY REGIONAL HOSPITAL, INC.
MOUNTAIN VIEW HOSPITAL, INC.
NASHVILLE SHARED SERVICES GENERAL PARTNERSHIP
NATIONAL PATIENT ACCOUNT SERVICES, INC.
NEW PORT RICHEY HOSPITAL, INC.
NEW ROSE HOLDING COMPANY, INC.
NORTH FLORIDA IMMEDIATE CARE CENTER, INC.
NORTH FLORIDA REGIONAL MEDICAL CENTER, INC.
NORTHERN UTAH HEALTHCARE CORPORATION
NORTHERN VIRGINIA COMMUNITY HOSPITAL, LLC
NORTHLAKE MEDICAL CENTER, LLC
NOTAMI HOSPITALS OF LOUISIANA, INC.
NOTAMI HOSPITALS, LLC
OKALOOSA HOSPITAL, INC.
OKEECHOBEE HOSPITAL, INC.
OUTPATIENT CARDIOVASCULAR CENTER OF CENTRAL FLORIDA, LLC
PALMS WEST HOSPITAL LIMITED PARTNERSHIP
PALMYRA PARK HOSPITAL, INC.
PLANTATION GENERAL HOSPITAL, L.P.
PULASKI COMMUNITY HOSPITAL, INC.
REDMOND PARK HOSPITAL, LLC
REDMOND PHYSICIAN PRACTICE COMPANY
REDMOND PHYSICIAN PRACTICE VIII, LLC
RESTON HOSPITAL CENTER, LLC
RETREAT HOSPITAL, INC.
RIO GRANDE REGIONAL HOSPITAL, INC.
RIVERSIDE HEALTHCARE SYSTEM, L.P.
RIVERSIDE HOSPITAL, INC.
SAMARITAN, LLC
SAN JOSE HEALTHCARE SYSTEM, LP
SAN JOSE HOSPITAL, L.P.
SAN JOSE MEDICAL CENTER, LLC
SAN JOSE, LLC
SARASOTA DOCTORS HOSPITAL, INC.
SJMC, LLC
SOUTHERN HILLS MEDICAL CENTER, LLC

SPOTSYLVANIA MEDICAL CENTER, INC.
SPRING BRANCH MEDICAL CENTER, INC.
SPRING HILL HOSPITAL, INC.
ST. MARK’S LONE PEAK HOSPITAL, INC.
SUN CITY HOSPITAL, INC.
SUNBELT REGIONAL MEDICAL CENTER, INC.
SUNRISE MOUNTAINVIEW HOSPITAL, INC.
SURGICARE OF BRANDON, INC.
SURGICARE OF FLORIDA, INC.
SURGICARE OF HOUSTON WOMEN’S, INC.
SURGICARE OF MANATEE, INC.
SURGICARE OF NEWPORT RICHEY, INC.
SURGICARE OF PALMS WEST, LLC
SURGICARE OF RIVERSIDE, LLC
TALLAHASSEE MEDICAL CENTER, INC.
TCMC MADISON-PORTLAND, INC.
TERRE HAUTE HOSPITAL GP, INC.
TERRE HAUTE HOSPITAL HOLDINGS, INC.
TERRE HAUTE MOB, L.P.
TERRE HAUTE REGIONAL HOSPITAL, L.P.
TIMPANOGOS REGIONAL MEDICAL SERVICES, INC.
TRIDENT MEDICAL CENTER, LLC
UTAH MEDCO, LLC
VH HOLDCO, INC.
VH HOLDINGS, INC.
VIRGINIA PSYCHIATRIC COMPANY, INC.
W & C HOSPITAL, INC.
WALTERBORO COMMUNITY HOSPITAL, INC.
WESLEY MEDICAL CENTER, LLC
WEST FLORIDA REGIONAL MEDICAL CENTER, INC.
WEST VALLEY MEDICAL CENTER, INC.
WESTERN PLAINS CAPITAL, INC.
WHMC, INC.
WOMAN’S HOSPITAL OF TEXAS, INCORPORATED
WOMEN’S AND CHILDREN’S HOSPITAL, INC.